UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

STG GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36149	46-3134302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11091 Sunset Hills Road, Suite 200
Reston, Virginia	20190
(Address of principal executive offices)	(Zip Code)

(703) 691-2480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In a Current Report on Form 8-K filed on November 24, 2015, STG Group, Inc. (formerly known as Global Defense & National Security Systems, Inc.) (the “Company”) announced that it received notice from The NASDAQ Listing Qualifications Staff (the “Staff”) stating that the Staff had determined that the Company’s securities would be delisted from The NASDAQ Stock Market (“NASDAQ”), trading of the Company’s common stock would be suspended at the opening of business on November 25, 2015, and a Form 25 Notification of Delisting would be filed with the Securities and Exchange Commission, which would remove the Company’s securities from listing and registration on NASDAQ.

On February 10, 2016, the Company received correspondence from the NASDAQ’S Hearings Coordinator (“Hearings Coordinator”) indicating that on February 16, 2016, pursuant to the Hearing Coordinator’s obligations under NASDAQ Listing Rule 5830 and Rule 12d2-2 of the Securities Exchange Act, NASDAQ would issue a press release announcing the following:

Delisting of Securities of Global Defense & National Security Systems, Inc. from The NASDAQ Stock Market

NEW YORK, February 16, 2016 — The NASDAQ Stock Market announced today that it will delist the common stock of Global Defense & National Security Systems, Inc. Global Defense & National Security Systems, Inc.’s stock was suspended on November 25, 2015 and has not traded on NASDAQ since that time. NASDAQ will file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting becomes effective ten days after the Form 25 is filed. For news and additional information about the company, including the basis for the delisting and whether the company’s securities are trading on another venue, please review the company’s public filings or contact the company directly.

For more information about The NASDAQ Stock Market, visit the NASDAQ Web site at http://www.nasdaq.com. NASDAQ’s rules governing the delisting of securities can be found in the NASDAQ Rule 5800 Series, available on the NASDAQ Web site: http://www.cchwallstreet.com/NASDAQTools/bookmark.asp?id=nasdaq-rule_5800&manual=/nasdaq/main/nasdaq-equityrules/.

The Company’s common stock is currently quoted on the OTC Pink Current Information tier (the “Pink Sheets”) under the symbol “STGG.” However, the Company can give no assurance that trading in its common stock will continue on the Pink Sheets or on any other securities exchange or quotation medium.

The Company has applied for relisting on The NASDAQ Capital Market, and is working to show full compliance with all applicable NASDAQ initial listing criteria.

The NASDAQ decision was based on its stated view that the Company did not previously meet the minimum shareholder requirement set forth in NASDAQ Listing Rule 5550(a)(3). Meeting this requirement is a common challenge for SPACs, which the Company was prior to its recently completed business combination. The Company believes that it will be able to demonstrate compliance with all applicable initial listing requirements, including the 300 round lot shareholder requirement, and intends to be relisted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STG GROUP, INC.

By:	/s/ Charles L. Cosgrove
Name:	Charles L. Cosgrove
Title:	Chief Financial Officer

Date: February 16, 2016